UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 12, 2016

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background Information

On April 29, 2014, Energy Future Holdings Corp. (“EFH Corp.”) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC, Energy Future Competitive Holdings Company LLC (“EFCH”) and Texas Competitive Electric Holdings Company LLC (“TCEH”), but excluding Oncor Electric Delivery Holdings Company LLC and its direct and indirect subsidiaries, filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.” During the pendency of the Chapter 11 Cases, EFH Corp. and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Beginning July 12, 2016, TCEH will conduct meetings with prospective lenders in connection with the syndication of its $4.25 billion senior secured credit facilities described in the Current Report on Form 8-K filed by EFH Corp. and EFCH on June 2, 2016 (the “Senior Credit Facilities”). A copy of the lender presentation slides (the “Presentation Slides”) expected to be used in connection with such meetings is furnished as Exhibit 99.1 to this Current Report on Form 8-K. There can be no assurance that the financing contemplated by the Senior Credit Facilities will be completed.

The Presentation Slides contain or discuss certain projections of financial performance. EFH Corp. and EFCH do not, as a matter of course, publish their business plans, budgets or strategies, or distribute external projections or forecasts of their anticipated financial position or results of operations. EFH Corp., EFCH and TCEH prepared the projections from certain internal financial projections based on reasonable expectations, beliefs, opinions, and assumptions of the companies’ management at the time they were made. The inclusion of, or reference to, the financial projections in the Presentation Slides should not be regarded as an indication that EFH Corp., EFCH or TCEH or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such financial projections remain the same as of the date of the Presentation Slides, and readers are cautioned not to place undue reliance on the financial projections.

The Presentation Slides, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), contain certain “non-GAAP financial measures” as that term is defined by the rules and regulations of the Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used in the Presentation Slides should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP financial measures in the Presentation Slides may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in the presentation, should be read in conjunction with the financial statements of EFH Corp. and EFCH filed with the SEC.

The information contained in the Presentation Slides is summary information that is intended to be considered in the context of the proposed Senior Credit Facilities, the prior filings made by EFH Corp. and EFCH with the SEC and other public announcements. Except as required by law, neither EFH Corp. nor EFCH currently intends to update or revise publicly any of the information presented in the Presentation Slides to reflect circumstances or other events occurring after the date the Presentation Slides were prepared or to reflect the occurrence of future events. Information contained in the Presentation Slides is subject to change.

Additionally, the Presentation Slides contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, as discussed further in the Presentation Slides.

The information set forth in this Item 7.01 and the Presentation Slides shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section, and is not deemed incorporated by reference in any filing by EFH Corp. or EFCH under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Terry L. Nutt
Name:	Terry L. Nutt
Title:	Senior Vice President & Controller

Dated: July 12, 2016